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                                                          Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of BancFirst Ohio Corp. on Form S-8 (File Nos. 33-64288 and 33-64436) of our report dated January 24, 1997, on our audits of the consolidated financial statements of BancFirst Ohio Corp. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


                                               COOPERS & LYBRAND L.L.P.


Columbus, Ohio
March 10, 1997